Exhibit 10.16

                                   LAW OFFICES

                  [LETTERHEAD OF GROSS, TRUSS & HERSTIK, P.C.]

                                 March 27, 2002

Mr.  Timothy J.  Toppin
Vice President
Geoworks Corporation
6550 Vallejo Street Suite 102
Emeryville, Ca.  94608

      Re: Tenancy of Geoworks Corporation, at 50 Route 9 North, Marlboro, New Jersey

Dear Mr. Toppin:

      This letter, when executed and delivered by Geoworks Corporation ("Geoworks" or "Tenant"), Toubin Realty II, LLC ("Toubin Realty II" or "Landlord"), and First Washington State Bank, ("First Washington") shall constitute a binding agreement among the parties.

      First Washington is the present owner of a certain mortgage and security agreement dated February 13, 2001 given by Landlord which encumbers the fee simple absolute estate of the Landlord and which secures the payment of certain indebtedness owed by the Landlord to First Washington evidenced by a certain promissory note dated February 13, 2001, ("Note"). First Washington and Geoworks are parties to a Subordination, Non-Disturbance and Attornment Agreement dated April 3, 2001.

      Geoworks has indicated that it will be ceasing its operations in New Jersey and seeks to terminate its tenancy as of March 31, 2002. This is an anticipatory breach and a default under the Lease Agreement.

      This Agreement is being entered into in settlement of the Landlord's claims against the Tenant arising out of its anticipatory breach of the Lease Agreement. The monies being retained by/paid to the Landlord under this Agreement represent the bargained for consideration due to Landlord for forgiving Tenant's future performance under this Lease before the Term thereof would have expired on or about July 31, 2011, and in settlement of the Tenant's uncurable default under the Lease Agreement.

                                  Exhibit 10.16

      Set forth below are the terms and conditions of the settlement between the parties. All capitalized terms used below have the same meaning as the defined terms in the Lease Agreement:

      1. The Termination Date of the Lease shall be March 31, 2002. Geoworks shall surrender possession of the Premises by that date, in good condition and state of repair as required by the terms of the Lease.

      2. In consideration of the Landlord forgiving Tenant's future performance under this Lease after March 31, 2002,and in settlement of the Tenant's uncurable default under the Lease Agreement, the Landlord shall receive the following compensation from the Tenant, which Tenant acknowledges is fair and reasonable:

      a. The Tenant's full Security Deposit in the sum of $73,333 will be retained by the Landlord as partial compensation for its agreement to forgive Tenant's future performance under this Lease after March 31, 2002 and in settlement of the Tenant's uncurable default under the Lease Agreement.

      b. The payment to Landlord of the $500,000.00 face amount of the letter of credit, or the release of $500,000.00 of Tenant's funds to Landlord in exchange for the surrender of the letter of credit, in whatever manner is required so that the entire sum can be paid to the landlord immediately and irrevocably, as additional consideration for the forgiveness of Tenant's future obligations under the Lease and in settlement of the Tenant's uncurable default under the Lease Agreement.

      c. Tenant shall convey to Landlord on March 31, 2002, as additional consideration for the forgiveness of its future obligations under this Lease, and in settlement of the Tenant's uncurable default under the Lease Agreement, all right, title and interest to all furniture, fixtures and equipment listed on Schedule A (as listed in Arenson Office Furnishings invoice 131669, dated August 17, 2001 plus the kitchen appliances), free and clear of any and all liens or encumbrances WITHOUT WARRANTY OF ANY KIND, "AS IS, WHERE IS", THAT IS, SPECIFICALLY DISCLAIMING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The parties acknowledge that this is an approximate list, and that more or less personal property may be left on the Premises. The parties will do a walk through prior to March 31, 2002, to confirm that Landlord is satisfied with the personal property actually left behind. (The form of bill of sale is attached.)

      3. The effectiveness of this Agreement is expressly conditioned upon: (i) the consent of the issuer of the letter of credit, in a form acceptable to Landlord, to the payment to Landlord of the $500,000.00 face amount thereof, or the release of $500,000.00 of Tenant's funds to Landlord in exchange for the surrender of the letter of credit; (ii) the retention of the security deposit in the amount of $73,333; and (iii) the delivery of a bill of sale evidencing the transfer of ownership in the furniture, fixtures and equipment to the Landlord.

      4. Subject to this Agreement becoming effective pursuant to paragraph 3 above, all claims that the Landlord and Tenant could have against each other arising out of the Lease shall

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                                  Exhibit 10.16

be fully released, except with respect to: (i) the matters that are executory under the terms of this Agreement; (ii) any claims made against either party thereto, alleging personal injury or property damage that occurred at the Real Property, which claims would be covered by their general public liability insurance; and (iii) any environmental claims that are made as a result of Geoworks' tenancy.

      5. Geoworks will promptly submit an Affidavit of Non-Applicability to the New Jersey Department of Environmental Protection at no cost to the Landlord. Tenant agrees to simultaneously deliver to Landlord a copy of all documentation that it submits to the New Jersey Department of Environmental Protection in this regard. Tenant also agrees to deliver to Landlord a copy of all documentation that it receives from the New Jersey Department of Environmental Protection promptly following its receipt of same.

      6. Landlord agrees to deposit the sum of $500,000, as described in paragraph 2(b) above, when received from Geoworks, in an interest bearing account at First Washington.

      7. Landlord will reasonably cooperate with the telephone and copier vendors and allow them to remove their equipment from the premises in a manner that does not damage the premises without additional charge. Furthermore, Landlord will allow Geoworks or its agents access to the premises to remove certain boxed materials that are prominently identified as Geoworks property on the walk through.

      8. This Agreement shall not be amended or modified except by a written agreement executed by the parties and represents the complete agreement of the parties with respect to the termination of the Lease.

      In the event Geoworks chooses to wire the $500,000 (rather than go through a draw procedure on the letter of credit), I will act as an escrow agent to ensure that the original letter of credit and cancellation notice to the issuer are overnighted to the issuer before the $500,000 is deposited into the interest bearing account at First Washingtoon in Landlord's name referred to above. Once Landlord has confirmed its satisfactory walk through of the premises and inspection ofthe remaining equipment and I have the counterpart originals of this letter signed by all parties and the original letter of credit and cancellation notice in hand, I will fax counterparts of all executed originals to all the parties and instruct Geoworks to wire the $500,000 to my escrow account. Upon confirmation of receipt of these good funds, I will overnight the original letter of credit and cancellation notice along with one original counterpart of this letter agreement to the issuer.

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                                  Exhibit 10.16

      Upon confirmation of receipt of these documents from issuer, I will then transfer the received funds to Landlord's account at First Washington and the transaction will be closed. Please countersign a copy of this letter below to confirm your agreement to the foregoing terms and conditions. Thank you.

                                                     Very truly yours,

                                                     \S\

                                                     NEAL HERSTIK

Attachments
cc: Toubin Realty II, LLC w/attachments

ACKNOWLEDGED AND AGREED TO:


Toubin Realty II, LLC                        First Washington State Bank

By: \S\                                      By:  \S\
   ----------------------------------           --------------------------------
    Jerome Toubin, Managing Member                Betty Solewater
                                                  Senior Vice President


Geoworks Corporation, Tenant

By: \S\
   ----------------------------------
    Timothy J. Toppin, Vice President

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                                  Exhibit 10.16

                                   SCHEDULE A

      Furniture, Fixtures and Equipment Owned by Geoworks Corporation to be
                          conveyed to Toubin Realty II